                                                                  Exhibit 23.1



                               Consent of Counsel

























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



      Miller, Hamilton, Snider & Odom, L.L.C., consents to the use of its name in the Prospectus, which is a part of the Registration Statement on Form S-8, under the heading "LEGAL OPINIONS," and to the inclusion of its opinion as an exhibit to the registration statement.

                                    MILLER, HAMILTON, SNIDER & ODOM, L.L.C.



                                    BY:   /s/ Michael D. Waters
                                        --------------------------------------
                                          Michael D. Waters


                                    DATED:  February 27, 1997












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